================================================================================
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                            Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the Appropriate Box:
[ ] Preliminary  Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional  Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------

                             BASE TEN SYSTEMS, INC.

                 (Name of Registrant as Specified in its Charter
                                       and
                     Name of Person Filing Proxy Statement)

--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)       Title  of  each  class  of  securities  to  which  transaction applies:
                  --------------------------------------------------------------

        (2)       Aggregate number of securities to which  transaction  applies:
                  --------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                  --------------------------------------------------------------

        (4)       Proposed    maximum    aggregate    value   of    transaction:
                  --------------------------------------------------------------

        (5)       Total fee paid:
                  --------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing with which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount Previously Paid:  ______________________________________
        (2) Form, Schedule or Registration Statement No.: _________________
        (3) Filing Party:  ________________________________________________
        (4) Date Filed:  __________________________________________________

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================================================================================

May 17, 2000

BASE TEN SYSTEMS, INC.
One Electronics Drive
P.O. Box 3151
Trenton, New Jersey  08619



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 31, 2000

To the Shareholders:

                     The Annual Meeting of Base Ten Systems, Inc. (the "Company") will be held at the Company's offices at One Electronics Drive, Trenton, New Jersey, 08619, on Wednesday, May 31, 2000 at 11:00 a.m. for the following purposes:


(1) The election of two directors to the Board of Directors, one director to be elected for a one-year term and one director to be elected for a three-year term.



(2) Proposal 1: The approval of a proposed increase in the authorized Class A Common Stock from 12,000,000 shares to 27,000,000 shares.

(3) Proposal 2: The approval of the amendment to the 1998 Stock Option and Stock Award Plan.

(4) Proposal 3: The approval of the amendment to the 1998 Director Stock Option Plan.

                     Shareholders of the Company of record at the close of business on May 11, 2000 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

By order of the Board of Directors,


WILLIAM F. HACKETT
Secretary


         Your vote is important, regardless of how many shares you own.

  To vote your shares, please mark, sign and date the accompanying proxy card and mail it promptly in the enclosed return envelope.

                             BASE TEN SYSTEMS, INC.
                              One Electronics Drive
                                  P.O. Box 3151
                            Trenton, New Jersey 08619



                                 PROXY STATEMENT



             Annual Meeting of Shareholders to be held May 31, 2000


                                     General

                     This Proxy Statement is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board") of Base Ten Systems, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders scheduled to be held at the Company's offices at One Electronics Drive, Trenton, New Jersey 08619 on Wednesday, May 31, 2000 and any adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed form of proxy are being first mailed to shareholders on or about May 17, 2000. Upon request, additional copies of the proxy materials will be furnished without cost to brokers and other nominees for forwarding to beneficial owners of shares held in their names.

                     There are four matters to be considered and voted on at the Annual Meeting, as set forth in the accompanying Notice of Annual Meeting. Shareholders of record as of the close of business on May 11, 2000, are entitled to notice of and to vote at the Annual Meeting. As of May 11, 2000, there were 5,107,540 shares of the Company's Class A Common Stock, 12,631 shares of the Company's Class B Common Stock, and 15,203.66584473 shares of the Company's Series B, Convertible Preferred Stock (the "Series B Preferred Stock") issued and outstanding.

                     Each share of Class A Common Stock, Class B Common Stock and Series B Preferred Stock (at its Class A Equivalence, as defined below) is entitled to one vote on all matters. The holders of Class A Common Stock, Class B Common Stock and Series B Preferred Stock vote together as one class. The holders of Series B Preferred Stock have the same voting rights on all matters as the holders of Class A Common Stock, calculated as if all shares of Series B Preferred Stock had been converted into shares of Class A Common Stock on the record date for any such vote, subject to limitations applicable to certain holders. On May 11, 2000, the record date for the Annual Meeting, each share of Series B Preferred Stock, subject to such limitations, was convertible into 50 shares of Class A Common Stock (the "Class A Equivalence"). A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, will constitute a quorum at the Annual Meeting.

                     All properly executed proxies received prior to the Annual Meeting will be voted in accordance with the instructions marked on the proxy cards. If no instructions are provided, it is the intention of the persons named in the enclosed proxy to vote FOR the election of director nominees and FOR each of the proposals described in the Notice of Annual Meeting, and, with respect to any other matter as may be properly presented at the Annual Meeting, in accordance with their best judgment. A shareholder giving a proxy may revoke it at any time by giving written notice of revocation to the Secretary of the Company before the proxy is voted, by executing a proxy bearing a later date and delivering it to the Secretary of the Company prior to the earlier proxy being voted, or by attending the Annual Meeting, notifying the Secretary at the Annual Meeting before the vote is taken to revoke the proxy, and voting in person. Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the Annual Meeting for purposes of determining a quorum, but are not deemed to be votes cast concerning a proposal. Broker non-votes occur when a broker nominee (which has voted on one or more matters at the Annual Meeting) does not vote on one or more other matters at the Annual Meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to vote.

                     The cost of soliciting any proxies will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy materials to beneficial owners. Proxies may be solicited by the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or telecopier.

                               Recent Developments


                     On April 28, 2000, Clark L. Bullock, a director of the Company, sent notice to the Company of his intention to resign from the Board of Directors, which the Company deems effective as of such date.



                     On April 11, 2000, Alexander Adelson resigned from the Board of Directors for personal reasons. On April 11, 2000, the Board elected Stephen A. Cloughley as a director to fill the vacancy on the Board created by Mr. Adelson's resignation.

                     On March 31, 2000, the Company entered into an agreement with Robert J. Bronstein, the President of the Company's Clinical Software Solutions Division, by which Mr. Bronstein resigned as an officer and an employee of the Company, effective April 1, 2000 (the "Bronstein Termination Agreement"). Pursuant to the terms of the Bronstein Termination Agreement, the Employment Agreement, dated as of June 11, 1999, between the Company and Mr. Bronstein (the "Bronstein Employment Agreement") and the Change in Control Agreement, dated as of June 11, 1999, between the Company and Mr. Bronstein, were each terminated, provided that Mr. Bronstein shall continue to be bound by the obligations prohibiting disclosure of confidential information contained in the Bronstein Employment Agreement. The Bronstein Termination Agreement provides that Mr. Bronstein, among other things, shall (i) receive a lump sum termination payment of $200,000, (ii) serve as a consultant to the Company from the date of termination until October 1, 2000 (the "Bronstein Consultation Term"), for which the Company has deposited $60,000 in escrow, out of which Mr. Bronstein shall receive payment of $10,000 per month as compensation for consultation services provided by Mr. Bronstein to the Company during the Bronstein Consultation Term,
(iii) receive up to $7,500 for expenses incurred by Mr. Bronstein in connection with his relocation to Napa, California and for attorneys fees incurred in connection with the negotiation of the Bronstein Termination Agreement and other related agreements, and (iv) be deemed, for purposes of his participation in the Company's 1998 Stock Option and Stock Award Plan, to have had his employment with the Company terminated as of October 1, 2000.

                     On March 9, 2000, the Company received notice from Alan S. Poole, a director of the Company, that Mr. Poole would not be standing for re-election in 2000.

                     In December 1999, David C. Batten resigned from the Board for personal reasons. Subsequent to Mr. Batten's resignation, the Board elected to reduce the Board by one to five directors.

                     Effective September 10, 1999, the Company's Class A Common Stock was transferred from the NASDAQ NMS to the NASDAQ SmallCap Market. On May 14, 1999, the NASD notified the Company that it intended to delist the Class A Common Stock from NASDAQ NMS because the NASD believed that the Company had failed to meet the NASDAQ NMS continued listing criteria. The NASD specifically inquired about the Company's ability to meet the NASDAQ NMS net tangible asset requirement and its minimum bid requirement. In response to a hearing before the NASD in which the Company appealed the NASD's determination, the listing of the Company's Class A Common Stock was transferred to the NASDAQ SmallCap Market, effective September 10, 1999. The Company executed a one-for-five reverse stock split (the "stock combination") on September 24, 1999 in order to comply with the NASD's $1.00 minimum bid price requirements. The Company also executed a one-for-five reverse stock split of its Class B Common Stock, which was delisted from the NASDAQ SmallCap Market in the second quarter of 1998, which was effective, for business purposes, on September 24, 1999.

                     As of the close of business on October 29, 1999, a group comprised of Jesse Upchurch, Drew Sycoff and Kevin Lockhart, individuals who had agreed to act together as a group to vote their respective shares of Class A Common Stock to elect persons designated by them to the Company's Board of Directors and to work with management to maximize shareholder value (as reflected in Amendment No.2 to Schedule 13D filed on April 15, 1999), disbanded after the announcement by the Company of the election of Stephen A. Cloughley as the new President and Chief Executive Officer of the Company and Robert Hurwitz as the new Chairman of the Board of Directors of the Company.

                     On October 28, 1999, Stephen A. Cloughley was elected President and Chief Executive Officer of the Company and Robert Hurwitz, a director of the Company, was elected Chairman of the Company's Board of Directors. Messrs. Cloughley and Hurwitz succeeded Thomas E. Gardner, who previously held these positions.

                     The Company entered into an employment agreement with Mr. Cloughley as of October 28, 1999, the term of which is through October 27, 2000 (the "Cloughley Employment Agreement"). As compensation for services rendered by Mr. Cloughley under the Cloughley Employment Agreement, the Company shall pay Mr. Cloughley an annual base salary of $180,000 and an award of ten-year non-qualified stock options ("Performance-Based Stock Options") to purchase a maximum of 55,000 shares of the Company's Class A Common Stock at $1.00 per share. The Performance-Based Stock Options shall vest and become exercisable upon the Company achieving certain financial goals that are set forth in the Cloughley Employment Agreement. Under the terms of the Cloughley Employment Agreement, all agreements between the Company and Mr. Cloughley entered into prior to October 28, 1999 were voided. The Company had entered into a consultant agreement with Mr. Cloughley on April 26, 1999, pursuant to which Mr. Cloughley provided consulting services to the Company at the rate of $1,200 per day.

                     On October 28, 1999, the Company agreed to the terms of a termination agreement by and between the Company and Thomas E. Gardner, who was the Company's President, Chief Executive Officer and Chairman of the Board of Directors at such time (the "Termination Agreement"), pursuant to which (i) Mr. Gardner resigned as President and Chief Executive Officer of the Company and as an officer of the Company as of October 28, 1999, (ii) Mr. Gardner resigned as an employee and as a director of the Company as of November 12, 1999, (iii) the employment agreement, dated as of October 17, 1997, between the Company and Mr. Gardner (the "Gardner Employment Agreement") was terminated and (iv) the amended and restated change in control agreement, dated as of October 17, 1997, between the Company and Gardner (the "Gardner Change of Control Agreement") was terminated. As compensation for entering into the Termination Agreement, Mr. Gardner received, among other things: (i) $5,769.24, representing the amount equal to Mr. Gardner's accrued and unpaid base salary through November 12, 1999;
(ii) a termination payment of $357,500; (iii) 50,000 shares of the Company's Class A Common Stock; (iv) the right to exercise certain performance-based stock options (to the extent that such option had vested and was exercisable on October 31, 1999 or becomes vested and exercisable at any time prior to October 31, 2000) that were granted to Mr. Gardner pursuant to the Base Ten Systems, Inc. Performance-Based Stock Option Agreement, dated as of October 17, 1997, by and between the Company and Mr. Gardner (the "Gardner Performance-Based Stock Option Agreement"), at any time prior to October 31, 2001; (v) the right to exercise a certain Service-Based Stock Option (to the extent that such option had vested and was exercisable as of October 31, 1999) that were granted to Mr. Gardner pursuant to the Base Ten Systems, Inc. service-based stock option agreement, dated as of October 17, 1997 (the "Service Option Agreement"), at any time prior to October 31, 2001; and (vi) the right to exercise certain options (to the extent that such options had vested and were exercisable as of October 31, 1999) granted to him by the Company pursuant to the Company's 1998 Stock Option and Stock Award Plan (the "1998 Plan"), at any time prior to October 31, 2001.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


                     Set forth below is information concerning beneficial ownership of Class A Common Stock as of March 17, 2000 by (i) each of the current directors and nominees for directors, (ii) each of the Named Executive Officers listed in the Summary Compensation Table, (iii) all current directors and executive officers of the Company as a group, and (iv) all persons known by the Company to be the beneficial owners of 5% or more of Class A Common Stock.




                                                                  Shares
                                                         -------------------------  ----------------------------------
Name                                                           Beneficially                      Percent
                                                                 Owned (1)                     of Class (2)
                                                         -------------------------  ----------------------------------
Stephen A. Cloughley (3)                                             380                            *

Robert Hurwitz (3)                                                12,190                            *

Alexander M. Adelson (3)                                          67,983                          1.31%

Clark L. Bullock (3)(10)                                         800,000                         15.60%

John C. Rhineberger (3)                                           10,200                            *

Alan S. Poole (3)                                                 18,000                            *

David C. Batten (7) (3)                                            7,780                            *

William Sword (3)                                                 16,000                            *

Carl W. Schafer (3)                                               16,000                            *

William F. Hackett (3)                                            23,611                            *

Robert Bronstein (3)                                              30,000                            *

Thomas E. Gardner (3)(4)(8)                                      203,997                         3.87%

C. Richard Bagshaw (5)                                                 0                            *

Harvey I. Cohen (3)(9)                                               380                             *

Jesse L. Upchurch (6)                                          2,432,303                        45.73%

Current Directors and                                            962,364                        18.25%
Executive Officers as a group
(8 persons) (3)
---------------


*Less than 1%.

(1) Ownership of shares of Class A Common Stock included in the above table includes shares issuable upon exercise of outstanding options and warrants to purchase Class A Common Stock which are currently exercisable or exercisable within 60 days of March 17, 2000. Includes Class A Common Stock and does not include Class B Common Stock or Series B Preferred Stock. None of the individuals included in the above table beneficially own shares of Class B Common Stock or Series B Preferred Stock.

(2) Pursuant to the terms of the Series B Preferred Stock, no holder of Series B Preferred Stock is entitled to receive shares of Class A Common Stock upon conversion of the holder's Series B Preferred Stock to the extent that the sum of (i) the number of shares of Class A Common Stock beneficially owned by the holder and its affiliates (exclusive of shares of Class A Common Stock issuable upon conversion of the unconverted portion of the holder's Series B Preferred Stock and shares of Class A Common Stock issuable upon conversion or exercise of any other securities of the Company), and (ii) the number of shares of Class A Common Stock issuable upon conversion of the Series B Preferred Stock then being converted, would result in beneficial ownership by the holder and its affiliates of more than 4.9% of the outstanding Class A Common Stock.

(3) With respect to Class A Common Stock issuable upon the exercise of outstanding options or warrants which are currently exercisable or exercisable within 60 days of March 17, 2000, includes as to (a) Mr. Cloughley 380 shares, (b) Mr. Hurwitz 10,000 shares, (c) Mr. Adelson 51,500 shares, (d) Mr. Bullock 10,000 shares, (e) Mr. Rhineberger 10,000 shares, (f) Mr. Poole 18,000 shares, (h) Mr. Batten 4,000 shares, (i) Mr. Sword 16,000 shares, (j) Mr. Schafer 16,000 shares, (k) Mr. Hackett 23,250 shares, (l) Mr. Bronstein 30,000 shares, (m) Mr. Gardner 151,000 shares,
      (n) Mr. Cohen 380 shares and (o) all directors and executive officers as a group 153,130 shares.

(4) Includes 400 shares of Class A Common Stock owned by Mr. Gardner's adult children.

(5) The employment of Mr. Bagshaw terminated April 30, 1999. Upon the termination of Mr. Bagshaw's employment, options to purchase 47,000 shares of Class A Common Stock which were previously granted to Mr. Bagshaw terminated.

(6) Based in part on filings by such individuals with the Securities and Exchange Commission pursuant to Section 13(d) and/or Section 16 of the Securities Exchange Act of 1934. Represents (i) 1,528,573 shares of Class A Common Stock held directly by Mr. Upchurch, (ii) 703,730 shares of Class A Common Stock held directly by the Constance J. Upchurch Family Trust, of which Mr. Upchurch is the executor and beneficiary, and (iii) warrants to purchase 200,000 shares of Class A Common Stock at $15.00 per share.

(7)   Resigned from Board of Directors as of December 27, 1999.

(8) Resigned as an officer and an employee of the Company as of October 28, 1999 and as a director of the Company as of November 12, 1999.

(9)   The employment of Mr. Cohen terminated October 8, 1999.

(10) Mr. Bullock sent notice to the Company of his intention to resign from the Board of Directors on April 28, 2000, which the Company deems effective as of such date.

                              ELECTION OF DIRECTORS


                     The Board of Directors is to be divided into three nearly equal classes. The following persons have been nominated to serve as directors for the terms indicated:



WILLIAM F. HACKETT, 49, joined the Company in December 1997 and serves as Chief Financial Officer and Senior Vice President of Human Resources and Corporate
Strategy. From 1991 to 1997, Mr. Hackett served as Senior Manager for the Princeton Data Division of Bloomberg Financial, responsible for the collection, analysis, and distribution of information and product development. Mr. Hackett is to be elected for a term of one year.

STEPHEN A. CLOUGHLEY, 39, was appointed a director of the Company in April 2000. Mr. Cloughley joined the Company in February 1994 as head of sales for European operations. In 1996, Mr. Cloughley relocated to the corporate offices in Trenton where he served as Senior Vice President responsible for corporate strategy and marketing. Mr. Cloughley left the Company in April 1999, but rejoined Base Ten as President and Chief Executive Officer of the Company in October 1999. Mr. Cloughley is to be elected for a term of three years.

                     If any of the nominees becomes unavailable for election, which is not currently anticipated, proxies may be voted for a substitute nominee selected by the Board.

Vote Required for the Election of Directors

                     Directors are elected by a plurality of the votes cast at the Annual Meeting.

         The Board recommends that the holders of Class A Common Stock, Class B Common Stock and Series B Preferred Stock vote FOR the election of Messrs. Hackett and Cloughley as Directors.

                              CONTINUING DIRECTORS

JOHN C. RHINEBERGER, 56, is a director with a term expiring in 2002. Mr. Rhineberger currently acts as a consultant through Rhineberger Organization, Inc., providing sales, marketing and product development consulting in the home center and other industries since August 1997. From 1996 to August 1997, Mr. Rhineberger was a regional vice president of Shaw Industries, a carpet manufacturer, responsible for retail operations. From 1993 to 1996, Mr. Rhineberger was a merchandising executive for Home Depot. During the period from 1989 to 1993, Mr. Rhineberger served as President and Chief Executive Officer of Post Tool Retail Stores and Sun Flooring Distribution, each a subsidiary of West Union Company. From 1987 to 1988, Mr. Rhineberger was President and General Manager of Sherwin William's Floor World, a floor covering retail business. Prior to 1987, Mr. Rhineberger held various positions at Color Tile, a retail store chain, including President and Chief Operating Officer.

ROBERT HURWITZ, 56, is a director with a term expiring in 2002. In November 1999, Mr. Hurwitz was appointed Chairman of the Board. From 1994 to 1999, Mr. Hurwitz was Chairman of the Board and co-founder of HomePlace Stores, Inc., a chain of home furnishings stores, wholly-owned by HomePlace Holdings, Inc., of which Mr. Hurwitz was Chairman of the Board and Chief Executive Officer. In January 1998, HomePlace Holdings, Inc. filed a voluntary petition in bankruptcy under Chapter 11 of the United States Bankruptcy Act, from which it emerged successfully in June 1999. Since December 1998, Mr. Hurwitz has been Chairman of Earthmed.com, Inc., an internet portal company dealing with the alternative medical community. From 1988 to 1994, Mr. Hurwitz was the Chairman and a co-founder of OfficeMax, Inc., a chain of discount office supply stores. Prior to 1988, Mr. Hurwitz served as Chairman of the Board and Chief Executive Officer of Professional Housewares Distributors Inc., an international distributor of housewares and electronic appliances, which he also co-founded in 1977. Mr. Hurwitz has also been a general partner and a director of Coral Company, Inc., a real estate development company, since 1987.

                   PROPOSED INCREASE IN THE AUTHORIZED SHARES
                             OF CLASS A COMMON STOCK
                                  (Proposal 1)

                     The Company's Restated Certificate of Incorporation currently authorizes the issuance of a total of 12,000,000 shares of Class A Common Stock and 400,000 shares of Class B Common Stock, each with a par value of $5.00 per share, and 994,200.9375 shares of Preferred Stock, with a par value of $1.00 per share. Of such currently authorized capital stock, as of May 11, 2000, 5,107,540 shares of Class A Common Stock were issued and outstanding, 12,631 shares of Class B Common Stock were issued and outstanding and 15,203.66584473 shares of Series B Preferred Stock were issued and outstanding. As of May 11, 2000, an aggregate of 2,333,668 shares of Class A Common Stock were reserved for issuance as set forth in the following table:

                                                              Number of
Shares of Class A Common Stock Reserved for Issuance       Shares Reserved
----------------------------------------------------       ---------------
Class A Common Stock Warrants                                   767,709
Class A Common Stock Options                                    425,683
Conversion of Series B Preferred Stock                        1,140,276


                     On March 5, 1999, the Company's then-outstanding Series A Preferred Stock (the "Series A Preferred Stock") and warrants were exchanged for Series B Convertible Preferred Stock, $1.00 par value ("Series B Preferred Stock").

                     The Series B Preferred Stock matures on December 15, 2000. On the maturity date, the Company must redeem the outstanding preferred stock at its Mandatory Redemption Price, which is the sum of the purchase price of $1,000 per share, accrued but unpaid dividends and other contingent payments as provided pursuant to the terms of the Series B Preferred Stock. The portion of the Mandatory Redemption Price constituting such other contingent payments is payable in cash whereas the purchase price and accrued but unpaid dividends are payable in cash or common stock at the option of the Company. If the Company elects to settle the redemption in Class A Common Stock, the Mandatory Redemption Price is 1.25 times the purchase price.

                     Holders of the Series B Preferred Stock have the right to convert their shares of Series B Preferred Stock at any time, or from time to time, into a number of shares of Class A Common Stock equal to the Mandatory Redemption Price of each share of such Series B Preferred Stock divided by $20.00. Since the Company currently has 4,558,832 authorized but unissued or unreserved shares of Class A Common Stock remaining, including shares reserved for issuance upon conversions by holders of Series B Preferred Stock, in the event that the price of the Company's Class A Common Stock is below $3.33 per share on December 15, 2000, the Company would not have enough authorized shares of Class A Common Stock available for issuance upon maturity of the Series B Preferred Stock unless the shareholders approve this proposal to increase the number of authorized shares from 12,000,000 to 27,000,000.

                     At this Annual Meeting, shareholders are also being asked to approve the amendment to the Company's 1998 Stock Option and Stock Award Plan under which an additional 500,000 shares of Class A Common Stock would be reserved for issuance and the 1998 Directors Stock option plan under which an additional 200,000 shares of Class A Common Stock would be reserved for issuance, for a total of an additional 700,000 shares of Class A Common Stock which would be reserved under the equity-based plans, assuming such amendments are approved by shareholders.

                     After giving effect to all shares of Class A Common Stock reserved and to be reserved for issuance, the Company does not believe it has sufficient uncommitted shares of Class A Common Stock for use in future transactions involving the issuance of shares of the Company's Class A Common Stock.

                     The Board of Directors therefore has adopted a proposed amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock from 12,000,000 to 27,000,000.

                     The additional shares, if so authorized, could be issued at the discretion of the Board without any further action by shareholders (except as required by applicable law or regulation and except as reserved for issuance to the holders of Series B Preferred Stock and for outstanding options) in connection with acquisitions, efforts to raise additional capital, issuances of additional options and stock awards or warrants, for conversions of Series B Preferred Stock and for other corporate purposes. Shares of Class A Common Stock will be issued only upon a determination by the Board that a proposed issuance is in the best interest of the Company and its shareholders.

                     The Company currently has no plans or commitments that would involve the issuance of additional shares of Class A Common Stock, other than as referred to above. However, in connection with future capital needs, the Board may from time to time consider issuing shares of Class A Common Stock in one or more capital financings or using shares of Class A Common Stock as a component thereof, including derivative securities such as convertible instruments or stock purchase warrants.

                     The Company also believes that acquisition opportunities may be available to it. The increase in authorized shares would allow the Board to consider and, if in the best interest of the Company and its shareholders, take advantage of such acquisition opportunities. In addition, the flexibility vested in the Board to authorize the issuance and sale of authorized but unissued shares of Class A Common Stock and/or to issue preferred Stock in one or more series could enhance the Board's bargaining capability on behalf of the Company's shareholders in a takeover situation and could, under some circumstances, be used to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of an incumbent management, even if such a transaction were favored by the holders of the requisite number of the then outstanding shares. Accordingly, shareholders of the Company might be deprived of an opportunity to consider a takeover proposal which a third party might consider if the Company did not have a sufficient number of uncommitted authorized and unissued shares of Class A Common Stock.

                     This proposal is not the result of management's knowledge of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise. The Company is not submitting this proposal to enable it to frustrate any efforts by another party to acquire a controlling interest or to seek Board representation.

                     The submission of this proposal is not a part of any plan by the Company's management to adopt a series of amendments to the Restated Certificate of Incorporation or by-laws so as to render a takeover of the Company more difficult. Except as indicated above, management is not aware of the existence of any other provisions in the Restated Certificate of Incorporation or by-laws having an anti-takeover effect.

Vote Required to Approve the Proposed Increase In Authorized Shares

                     Assuming the presence of a quorum, the affirmative vote by holders of two-thirds of the votes cast by holders entitled to vote at the Annual Meeting is required to approve the amendment to the Company's Restated Certificate of Incorporation, with all shareholders voting together as a single class.


            The Board of Directors recommends a vote FOR the proposed
                increase in the authorized Class A Common Stock.

                        APPROVAL OF THE AMENDMENT TO THE
                     1998 STOCK OPTION AND STOCK AWARD PLAN

                                  (Proposal 2)

                     The Board of Directors, subject to shareholder approval, has approved an amendment to the Company's 1998 Stock Option and Stock Award Plan (the "1998 Stock Plan") to increase the number of shares of Class A Common Stock subject to the 1998 Stock Plan to 1,100,000, of which no more than 900,000 may be awarded as incentive stock options under the 1998 Stock Plan. This amendment would increase from 642,409 to 1,193,484 the number of shares subject to the 1998 Stock Plan and would increase from 400,000 to 900,000 the number of shares that may be awarded as incentive stock options under the 1998 Stock Plan.

                     The number of shares subject to the 1998 Stock Plan includes additional shares pursuant to the Additional Annual Increment (as defined below) for May 1, 1999 and May 1, 2000.

                     The Board of Directors considers the number of shares currently authorized under the 1998 Stock Plan and the maximum number of shares that may be awarded as incentive stock options to be insufficient to carry out the purposes of the 1998 Stock Plan. The Board of Directors originally adopted the 1998 Stock Plan in January 1998. The 1998 Stock Plan was approved by the shareholders of the Company in April 1998 and amended in November 1998. A general discussion of the principal terms of the 1998 Stock Plan and the proposed amendment are set forth below. This discussion is qualified in its entirety by the full text of the 1998 Stock Plan. The full text of the 1998 Stock Plan, as amended, including the proposed amendment, is attached to this Proxy Statement as Exhibit A.

Summary of Material Features

                     Purposes of the 1998 Stock Plan and Eligibility. The 1998 Stock Plan is designed to promote the growth and profitability of the Company and its subsidiaries by giving key employees the opportunity to acquire a proprietary interest in the Company through ownership of the Company's Class A Common Stock. The 1998 Stock Plan authorizes the Board of Directors or a Committee of the Board consisting of at least two members of the Board qualifying as "non-employee directors" under SEC Rule 16b-3 (collectively the "Committee") to grant incentive stock options, non-qualified stock options, stock appreciation rights, awards of restricted stock, and bonuses payable in Class A Common Stock, to those employees deemed by the Committee, in its discretion, to have the ability to make substantial contributions to the growth and profitability of the Company or its subsidiaries. Key employees, including officers of the Company, are eligible to receive grants and awards under the 1998 Stock Plan. Non-employee directors and Committee members are not eligible to participate in the 1998 Stock Plan. At present, approximately 75 persons may be eligible for participation in the 1998 Stock Plan

                     Administration. The Committee is authorized to determine the term during which an option may be exercised, which may not exceed ten years. No option is exercisable prior to six months from the date it was granted, except in the case of death or certain tender offers, mergers, liquidation, dissolution, or changes in control, as described in the 1998 Stock Plan. The Committee is also authorized in its discretion to specify the number of shares to be covered by each award, as well as the option price, which may not be less than 100% of the fair market value of a share of Class A Common Stock at the time the option is granted. The Committee has full power and authority to administer and interpret the 1998 Stock Plan, and the Committee's interpretations, as well as its grants and awards, are final and conclusive.

                     Shares Subject to the Plan. The total number of shares that may be optioned or awarded under the 1998 Stock Plan is currently 600,000 shares of Class A Common Stock, plus an additional amount of shares of Class A Common Stock on May 1 of each year, from May 1, 1999 to May 1, 2007 inclusive, equal to one percent of the number of shares of Class A Common Stock outstanding on April 30 of such year ("Additional Annual Increment").

                     The May 1, 1999 Additional Annual Increment increased by 42,409 the number of shares of Class A Common Stock that may be awarded under the 1998 Stock Plan. The May 1, 2000 Additional Annual Increment increased by 51,075 the number of shares of Class A Common Stock that may be awarded under the 1998 Stock Plan. If the proposed amendment is approved by the shareholders, the total number of shares of Class A Common Stock issuable under the 1998 Stock Plan will be increased to 1,193,484, subject to subsequent Additional Annual Increments. Of that amount, (i) no more than 30,000 shares, plus shares equal to twenty percent (20%) of each Additional Annual Increment, may be awarded as restricted stock and (ii) no more than 900,000 shares may be awarded as incentive stock options under Section 422 of the Internal Revenue Code ("Code"), all subject to adjustment as provided in the 1998 Stock Plan.

                     As of May 11, 2000, options and awards were outstanding under the 1998 Stock Plan to purchase an aggregate of 507,270 shares of Class A Common Stock.

                     Payment of Exercise Price. The purchase price upon exercise of an option may be paid either in cash or in shares of Class A Common Stock already owned by the optionee or a combination of cash and shares. No optionee shall have any right to dividends or other rights of a shareholder with respect to shares subject to an option until the optionee has given written notice of exercise and has paid for such shares and applicable taxes thereon. The Committee may permit tax-withholding obligations to be met by the withholding of Class A Common Stock otherwise deliverable to the recipient pursuant to procedures approved by the Committee.

                     Death, Disability and Retirement. If an optionee's employment is terminated by reason of death, retirement under a retirement plan of the Company or a subsidiary, or permanent disability, as determined by the Committee, such optionee's option is exercisable until the expiration of the stated period of the option. In all other cases, unless the Committee determines otherwise, options held by optionees terminate when the optionee's employment with the Company or a subsidiary terminates. No option is transferable except by will or by operation of the laws of descent and distribution, and an option may be exercised during an optionee's lifetime only by the optionee.

                     Appreciation Right. The Committee, at its discretion, may grant stock appreciation rights, which are rights to exercise options without payment of the purchase price. Upon the exercise of such right, an optionee shall receive the number of whole shares of Class A Common Stock, or, in the Committee's discretion, the amount of cash determined by dividing the fair market value per share of Class A Common Stock on the date of exercise into the excess of the aggregate fair market value over the aggregate exercise price for the number of option shares covered by the exercise. The option is reduced by the number of shares with respect to which such rights are exercised, which shares may not thereafter again be optioned.

                     Limited Rights. The 1998 Stock Plan provides that the Committee may, in its discretion, grant options containing provisions for limited rights which are exercisable upon the occurrence of certain events and expiring 30 days thereafter, including, without limitation, upon (i) the consummation of a tender offer for at least 20% of the outstanding Class A Common Stock, (ii) a proxy contest resulting in the replacement of a majority of the Company's Board of Directors, (iii) a merger or reorganization of the Company in which the Company does not survive or in which the shareholders of the Company receive stock or securities of another corporation or cash, a liquidation or dissolution of the Company, or (iv) other similar events. Limited rights permit optionees to receive in cash either (i) the value of each share covered by an option at the highest market price per share at which Class A Common Stock traded on NASDAQ for the 60 days immediately preceding the exercise event (or, if such exercise event is a tender offer or exchange offer, the value per share set by the tender or offeror), less the option price per share specified in the option; or (ii) if provided by the Committee in its discretion at the time of grant, the value of each share covered by the option at the highest market price per share at which the Class A Common Stock traded on NASDAQ on the date of exercise, less the option price per share specified in the option. Limited rights may not extend the exercise period of any option and, to the extent any such rights are exercised, will reduce the shares of Class A Common Stock available under the 1998 Stock Plan and the shares of such stock covered by the options to which the limited rights relate.

                     Restricted Stock. The 1998 Stock Plan provides that awards of restricted stock may be granted in addition to, or in lieu of, option grants. During a period set by the Committee at the time of each award of restricted stock, a restricted stock award recipient is prohibited from selling, transferring, pledging or assigning the shares of restricted stock unless the recipient dies or his employment terminates by reason of permanent disability, as established by the Committee, or, if determined by the Committee, by retirement under a retirement plan of the Company or a subsidiary, in which case, shares of restricted stock become free of all restrictions. Shares of restricted stock may be voted and, subject to certain limitations, holders of restricted stock may receive all dividends paid thereon. Unless the Committee determines otherwise, shares of restricted stock are forfeited and revert to the Company upon the recipient's termination of employment during the restriction period for any reason other than the recipient's death, permanent disability, as determined by the Committee, or, if established by the Committee, retirement under a retirement plan of the Company or a subsidiary.

                     Adjustment. Subject to certain limitations, the 1998 Stock Plan provides for an adjustment in the number of shares of Class A Common Stock subject to outstanding options or awards, or the class or exercise prices thereof, in the event of a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation.

                     Change in Control. In the event of a "change in control" as set forth in Section 12 of the 1998 Stock Plan, the 1998 Stock Plan provides that (i) all restrictions on restricted stock previously awarded under the 1998 Stock Plan shall lapse and (ii) all stock options and stock appreciation rights which are outstanding shall become immediately exercisable in full. In addition, the Committee may determine that, upon a "change of control," outstanding options shall be adjusted and shall make such adjustments by substituting stock or other securities of any successor to the Company in the place of shares of Class A Common Stock subject to options.

                     Bonuses Payable in Stock. In lieu of paying a cash bonus to employees eligible to participate in the 1998 Stock Plan, the Committee, in its sole discretion, may pay bonuses in shares of unrestricted Class A Common Stock, or partly in shares of unrestricted Class A Common Stock and partly in cash. The number of shares of Class A Common Stock payable in lieu of cash shall be determined by dividing such bonus amount by the fair market value, as determined under the 1998 Stock Plan, of one share of Class A Common Stock on the date the bonus is payable. The Company will withhold from such bonus an amount of cash sufficient to meet tax-withholding obligations.

                     Amendments. The Board of Directors may amend, alter or discontinue the 1998 Stock Plan, but no amendment may, without shareholder approval, increase the maximum number of shares for which options and awards may be granted, decrease the option price of an option to less than 100% of the fair market value of a share of Class A Common Stock on the date of the grant of the option, change the class of persons eligible to receive options and other awards under the 1998 Stock Plan, or extend the duration of the 1998 Stock Plan. No award or option may be granted under the 1998 Stock Plan after January 12, 2008, but awards or options granted prior to such date may extend beyond that date.

Federal Income Tax Consequences

                     Under the Internal Revenue Code (the "Code"), the grant of options does not result in taxable income to the optionees or any tax deduction to the Company. The transfer of Class A Common Stock to optionees upon exercise of their options may or may not give rise to immediate or deferred taxable income to the optionees and tax deductions to the Company, depending upon whether or not the options are incentive stock options. In general, the exercise of an incentive stock option is exempt from regular income tax (but not alternative minimum tax) and does not result in a tax deduction to the Company unless the optionee disposes of the Class A Common Stock within two years of the grant of the option or within one year of the transfer of such Class A Common Stock to the individual. However, the exercise of an option which is not an incentive stock option generally results in immediate taxable income to the optionee equal to the difference between the exercise price and the fair market value of the underlying shares, and a corresponding tax deduction to the Company equal to the amount of ordinary income recognized by the individual for the taxable year in which the individual recognizes such income.

                     The transfer of restricted stock to an employee is generally taxable to the employee and deductible by the Company when the restrictions lapse, unless the employee elects to be taxed at the time of the transfer without regard to the restrictions. The payment of bonuses in Class A Common Stock is immediately taxable to the individual and deductible by the Company. The exercise of a stock appreciation right for Class A Common Stock is generally taxable and deductible in the same manner as the exercise of an option that is not an incentive stock option.

                     Section 162(m) of the Code limits the income tax deduction for publicly held companies to $1,000,000 in any tax year for compensation paid to each of the chief executive officer and the other named executive officers. This limitation applies to all deductible compensation including the deduction arising from the payment of incentive compensation. Various forms of compensation are exempt from this deduction limitation, including payments that are (i) subject to the attainment of pre-established objective performance goals, (ii) established and administered by outside directors, and (iii) approved by shareholders. Particular rules apply in implementing Section 162(m) to equity-based plans. The Company believes that compensation derived from the exercise of stock options issued under the 1998 Stock Plan, if approved by shareholders, will qualify for exemption from the operation of Section 162(m) and therefore will be deductible by the Company.

Reasons for the Proposed Amendment

                     The Board of Directors believes that the 1998 Stock Plan increases the proprietary and vested interest of the Company's key employees in the growth and performance of the Company and helps enable the Company to attract and retain highly qualified employees. The Board of Directors believes that the proposed amendment to the 1998 Stock Plan will achieve the foregoing goals by increasing the number of shares subject to the 1998 Stock Plan to accommodate grants of options to future key employees.

Vote Required to Approve the Proposed Amendment to the 1998 Stock Plan

                     The proposed amendment to the 1998 Stock Plan will be approved if a greater number of votes are cast in favor of it than are cast against it.



   The Board of Directors recommends that the holders of Class A Common Stock,
           Class B Common Stock and Series B Preferred Stock vote FOR the proposed amendment to the 1998 Stock Option and Stock Award Plan.

                        APPROVAL OF THE AMENDMENT TO THE
                        1998 DIRECTORS' STOCK OPTION PLAN

                                  (Proposal 3)


                     The Board of Directors, subject to shareholder approval, has approved an amendment to the Company's 1998 Directors' Stock Option Plan (the "Directors' Plan") to increase the number of shares of Class A Common Stock subject to the Directors' Plan by an aggregate of 200,000 shares, from 140,000 shares to 340,000 shares. The Board of Directors considers the original amount of shares authorized under the Directors' Plan insufficient to carry out the purposes of the Directors' Plan.

                     The Directors' Plan was originally adopted by the Board of Directors in January 1998 and approved by the shareholders of the Company in April 1998. A general discussion of the principal terms of the Directors' Plan and the proposed amendment are set forth below. This discussion is qualified in its entirety by the full text of the Directors' Plan. The full text of the Directors' Plan, as amended, is attached to this Proxy Statement as Exhibit B.

Summary of Material Features

                     The Directors' Plan is intended to encourage directors who are not employees of the Company to acquire a proprietary interest in the future of the Company through the ownership of Class A Common Stock. The Directors' Plan is also intended to encourage qualified persons to serve as directors of the Company.

                     The Directors' Plan is generally administered and interpreted by the Compensation Committee (the "Compensation Committee"), although the Board of Directors determines when and to whom options will be granted and the number of shares to be included in each grant. Directors who are not employees of the Company are eligible to be granted options under the Directors' Plan. There are currently five directors eligible for participation under the Directors' Plan. Each of these directors has an interest in the approval of the proposed amendment and may benefit as the recipient of options that may be granted under the Directors' Plan if the proposed amendment is approved by the shareholders.

                     The total number of shares that may be issued pursuant to options granted under the Directors' Plan is currently 140,000 shares of Class A Common Stock, subject to adjustment in accordance with the terms of the Directors' Plan. Options are now outstanding under the Directors' Plan to purchase an aggregate of 76,000 shares of Class A Common Stock.

                     The Directors' Plan will continue until the earlier of termination by the Board of Directors (in which case, outstanding options shall remain outstanding for the term of their grant) or the date when all shares covered by the Directors' Plan are purchased.

                     The option price per share shall be as determined by the Compensation Committee, although it may not be less than 100% of the fair market value (as defined in the Directors' Plan) of a share of Class A Common Stock on the date the option is granted. The term shall be as determined by the Board of Directors, but may not exceed 10 years. Options are immediately exercisable, through the payment of cash and/or shares of Class A Common Stock.

                     Options are not transferable by the optionee other than by will or the laws of descent and distribution, provided that the Compensation Committee may, in its discretion, permit transfer to the optionee's immediate family or a trust or similar vehicle established solely for the benefit of such family members.

                     Subject to certain limitations, the Directors' Plan provides for an adjustment in the number of shares of Class A Common Stock subject to outstanding options, or the number or option prices thereof, in the event of a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation.

                     The Board of Directors may amend, alter or discontinue the Directors' Plan, but no amendment may, without shareholder approval, increase the number of shares for which options may be granted or decrease the option price of an option to less than 100% of the fair market value of a share of Class A Common Stock on the date of the grant of the option.

Federal Income Tax Consequences

                     Under the Code, the grant of options does not result in taxable income to the optionees or any tax deduction to the Company. The exercise of an option generally results in ordinary taxable income to the optionee equal to the difference between the exercise price and the fair market value of the underlying shares, and a corresponding tax deduction to the Company equal to the amount of ordinary income recognized by the individual for the taxable year in which the individual recognizes such income.

Reasons for the Proposed Amendment

                     The Board of Directors believes that the Directors' Plan increases the proprietary and vested interest of the Company's non-employee directors in the growth and performance of the Company and helps enable the Company to attract and retain highly qualified persons to serve as directors. The Board of Directors believes that the proposed amendment to the Directors' Plan will achieve the foregoing goals by increasing the number of shares subject to the Directors' Plan to accommodate grants of options to future directors.

Vote Required to Approve the Proposed Amendment to the Directors' Plan

                     The proposed amendment to the Directors' Plan will be approved if a greater number of votes are cast in favor of it than are cast against it.


   The Board of Directors recommends that the holders of Class A Common Stock,
           Class B Common Stock and Series B Preferred Stock vote FOR the proposed amendment to the 1998 Directors' Stock Option Plan.

                             EXECUTIVE COMPENSATION

                     Summary Compensation Table. The Summary Compensation Table set forth below shows certain compensation information for all individuals serving as the Company's Chief Executive Officer or acting in a similar capacity during the 1999 fiscal year, the four most highly compensated executive officers, other than the Chief Executive Officer, serving as executive officers at the end of the 1999 fiscal year, and two highly compensated individuals not serving as executive officers at the end of the 1999 fiscal year (collectively, the "Named Executive Officers") for services rendered in all capacities during the fiscal years ended December 31, 1999, December 31, 1998, the Interim Period and October 31, 1997. This information includes base salaries, bonus awards and long-term incentive plan payouts, the number of stock options and stock appreciation rights ("SARs") granted, and certain other compensation, if any, whether paid or deferred.


                        SUMMARY COMPENSATION TABLE
                                                                                                       LONG-TERM COMPENSATION
                                                                            ANNUAL COMPENSATION
                                                                                                               Awards
                                                                                                              Securities
                                                                                                              Underlying  A11 Other
                                                                                                              Options/    Compens-
Name and Principal Position                                     Period(6)           Salary       Bonus (1)    SARs (2)    ation (3)
-----------------------------------------------------------  ------------------  ------------  -------------  ----------- ----------
Stephen A. Cloughley                                         1999 Fiscal Year         $74,923                   55,000     $71,524
President, Chief Executive Officer, 10/99 to present         1998 Fiscal Year        $137,308      $25,000     150,000
Senior Vice President, 2/98 to 4/99                           Interim Period          $18,462
Vice President, Marketing, 8/97 to 2/98                      1997 Fiscal Year        $112,115                    4,900      $1,001
Director of Marketing, 6/96 to 8/97

Thomas E. Gardner (5)                                        1999 Fiscal Year        $271,154                             $401,250
President, Chief Executive Officer, 11/97 to 10/99           1998 Fiscal Year        $300,000      $42,500   1,250,000
Co-Chairman, 11/97 to 4/98                                    Interim Period          $40,385
Chairman, 4/98 to 10/99                                      1997 Fiscal Year

William F. Hackett                                           1999 Fiscal Year        $174,808
Senior Vice President, Chief Financial Officer,              1998 Fiscal Year        $166,923      $25,000     195,000
and Secretary, 12/97 to present                               Interim Period           $4,923
                                                             1997 Fiscal Year

Robert J. Bronstein (4)                                      1999 Fiscal Year        $107,692      $40,000      60,000     $41,706
President, Clinical Software Solutions, 6/99 to present      1998 Fiscal Year
                                                              Interim Period
                                                             1997 Fiscal Year

C. Richard Bagshaw (5)                                       1999 Fiscal Year         $69,231                             $111,807
Executive Vice President, 12/97 to 4/99                      1998 Fiscal Year        $180,000      $30,000     235,000
                                                              Interim Period          $10,385
                                                             1997 Fiscal Year

Harvey I. Cohen (5)                                          1999 Fiscal Year        $141,346                              $18,462
Senior Vice President, 2/98 to 10/99                         1998 Fiscal Year        $154,692      $25,000     110,000
Sr. V.P. Software Development, 10/97 to 2/98                  Interim Period          $22,308
V.P. Software Development, 11/94 to 10/96                    1997 Fiscal Year        $167,816                    4,900     $11,204


      (1) Bonuses earned in the 1998 fiscal year were paid by the Company in January 1999.

      (2) Securities represent shares of Class A Common Stock underlying options.

      (3) Fiscal 1998 include interest paid on balance of individuals' deferred compensation, vacation entitlement payout, commissions, separation pay, stock grant in lieu of option award, and forgiveness of employee loan. For fiscal 1997, the amounts indicated represent forgiveness of employee loans.

      (4) Accrued vacation acquired by Base Ten during purchase of Almedica which was paid out as part of Base Ten's acquisition of Almedica. Mr. Bronstein resigned as an officer and employee of the Company April 1, 2000.

      (5) The employment of Messrs. Bagshaw, Cohen and Gardner terminated April 30, 1999, October 8, 1999 and October 28, 1999, respectively.

      (6) In January 1998, the Company elected to change its fiscal year to an accounting period from January 1 to December 31. The interim period commences November 1, 1997 and ends December 31, 1997.


                     Option/SAR Grants in Last Fiscal Year. The following table shows information regarding grants of stock options made to the Named Executive Officers during the fiscal year ended December 31, 1999 and the Interim Period, a two month period ending December 31, 1998. The amounts shown as potential realizable values are based on assumed annualized rates of stock price appreciation of five percent and ten percent over the term of the options. These potential realizable values are based solely on arbitrarily assumed rates of appreciation required by applicable SEC regulations. Actual gains, if any, on option exercises and common stock holdings are dependent on the future performance of the Company's Class A Common Stock and overall stock market conditions.



            OPTION/SAR GRANTS IN LAST FISCAL YEAR AND INTERIM PERIOD

                                                                                                                Potential
                                                                                                                Realizable
                                                                                                             Value at Assumed
                                                                                                             Annual Rates of
                                 Number of                                                                   Stock Price
                                Securities            % of Total                                             Appreciation for
                                Underlying           Options/SARs                                            Option Term
                               Options/SARs           Granted to     Exercise or Base      Expiration
            Name                Granted (1)           Employees        Price ($/Sh)         Date                 5%          10%
            ----                -----------           ---------        ------------        -----------           --          ---
Stephen A. Cloughley              55,000                35.40%             $1.00               10/27/09        34,589       87,656

Thomas E. Gardner                    0                    0                  0                    --             --           --

William F. Hackett                   0                    0                  0                    --             --           --

Robert J. Bronstein (2)           60,000                38.62%             $4.53               6/21/09         170,934     433,179

C. Richard Bagshaw                   0                    0                  0                    --             --           --

Harvey I. Cohen                      0                    0                  0                    --             --           --

---------------------------


(1)   Securities represent shares of Class A Common Stock underlying options.

(2) Certain options held by Mr. Bronstein will terminate in connection with his separation from the Company. See "Employment Contracts, Termination of Employment and Change in Control Arrangements."

                     Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values. The following table summarizes for each of the Named Executive Officers the number of stock options, if any, exercised during the fiscal year ended December 31, 1999, the aggregate dollar value realized upon exercise, the total number of securities underlying unexercised options, if any, held at December 31, 1999, and the aggregate dollar value of in-the-money, unexercised options, if any, held at December 31, 1999. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise or base price of the option. Value of unexercised, in-the-money options at fiscal year-end is the difference between the exercise or base price and the fair market value of the underlying stock on December 31, 1999. The last sale price of the Class A Common Stock on December 31, 1999 was 2 3/8. The values in the column "Value of Unexercised In-The-Money Options/SARs at FY-End and Interim Period End" have not been, and may never be, realized. The underlying options have not been, and may not be, exercised, and actual gains, if any, on exercise will depend upon the value of the underlying stock on the date of exercise.

                     No options were exercised by the Named Executive Officers during the 1999 fiscal year. The following table sets forth information regarding the value of unexercised options held by the named Executive Officers of the Company.


                                AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND INTERIM PERIOD
          AND FISCAL YEAR-END AND INTERIM PERIOD END OPTION/SAR VALUES

                                                 Number of Securities                              Value of Unexercised
                                                Underlying Unexercised                                 In the Money
                                                   Options/SARs at                                   Options/SARs at
                                          FY-End and Interim Period End (1)                 FY-End and Interim Period End (1)
                                          ---------------------------------                 ---------------------------------
Name                                 Exercisable              Unexercisable              Exercisable             Unexercisable
Stephen A. Cloughley                 380                      55,000 (2)                 0                       75,625

Thomas E. Gardner                    151,000                  40,000                     0                       0

William F. Hackett                   23,250                   15,750                     0                       0

Robert Bronstein                     30,000                   30,000                     0                       0

C. Richard Bagshaw                   0                        0                          0                       0

Harvey I. Cohen                      380                      0                          0                       0



(1)   Securities represent shares of Class A Common Stock underlying options.

(2)   Subject   to  the  terms   and   conditions   set   forth  in   Exhibit  A
      (Performance-Based Stock Option Agreement) of Employment Agreement dated October 28, 1999.

                        DIRECTORS AND EXECUTIVE OFFICERS


DIRECTORS' COMPENSATION

                     Directors were not paid a fee for service as a director or committee member during fiscal 1999. However, during fiscal 1999, Messrs. Rhineberger and Hurwitz each received options for an aggregate of 20,000 shares of Class A Common Stock. The options are exercisable at the market price of such stock as of the dates of grant. As of December 1999, Mr. Hurwitz will receive annual compensation in the amount of $50,000 for his service as Chairman.


BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

                     The Board of Directors met 20 times at regularly scheduled meetings during the fiscal year 1999. Standing committees of the Board currently include a Compensation Committee and an Audit Committee. Each incumbent director has attended at least 92% of all Board meetings and applicable committee meetings, except for Messrs. Batten and Schafer, each of whom is no longer a member of the Board.

                     During fiscal year 1999, the Compensation Committee, which met four times during 1999, was comprised of Messrs. Rhineberger and Adelson. The Board of Directors adopted a written charter of the Compensation Committee in which the function of the Committee is to review and set the compensation of the Company's Chief Executive Officer, review and take action on the recommendations of the Chief Executive Officer as to the compensation of the Company's other officers and key personnel, approve the grants of any bonuses to officers, review other incentive plans, stock options and other forms of compensation, administer the Company's stock plans and approve stock option awards.



                     Messrs. Rhineberger and Poole are presently the members of the Audit Committee. The Audit Committee, which is chaired by Mr. Poole, met three times during fiscal year 1999. The Audit Committee meets at least annually with the Company's principal financial and accounting officers and independent public accountants to review the scope of auditing procedures, the Company's policies relating to internal auditing and accounting procedures and controls, and to discuss results of the annual audit of the Company's financial statements. The Board of Directors adopted a written charter of the Audit Committee in which the function of the Committee is to review the financial reporting process, system of internal control, audit process, and the Company's process for monitoring compliance with laws and regulations.

                 EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                       AND CHANGE IN CONTROL ARRANGEMENTS

                     On March 31, 2000, the Company entered into an agreement with Robert J. Bronstein, the President of the Company's Clinical Software Solutions Division, by which Mr. Bronstein resigned as an officer and an employee of the Company, effective April 1, 2000. See "Recent Developments" for a more detailed description of the terms of this agreement.

                     The Company entered into an employment agreement with Stephen A. Cloughley as of October 28, 1999, the term of which is through October 27, 2000. See "Recent Developments" for a more detailed description of the terms of this agreement.

                     On October 28, 1999, the Company agreed to the terms of a termination agreement by and between the Company and Thomas E. Gardner, who was the Company's President, Chief Executive Officer and Chairman of the Board of Directors at such time, pursuant to which (i) Mr. Gardner resigned as President and Chief Executive Officer of the Company and as an officer of the Company as of October 28, 1999, (ii) Mr. Gardner resigned as an employee and as a director of the Company as of November 12, 1999, (iii) the employment agreement, dated as of October 17, 1997, between the Company and Mr. Gardner was terminated and (iv) the amended and restated change in control agreement, dated as of October 17, 1997, between the Company and Gardner was terminated. See "Recent Developments" for a more detailed description of the terms of this agreement.

                     The Company entered into a consultant agreement with Mr. Cloughley on April 26, 1999, pursuant to which Mr. Cloughley provided consulting services to the Company at the rate of $1,200 per day. This agreement terminated on October 28, 1999, in accordance with, and upon the agreement to, the terms of the Mr. Cloughley's Employment Agreement.

                     Mr. Cloughley initially joined the Company in February 1994. In 1996, Mr. Cloughley transferred to the corporate offices in Trenton, New Jersey, where his managerial assignments encompassed marketing and corporate development. In April 1999, Mr. Cloughley resigned from the Company and received severance pay, accrued vacation and unpaid salary of $60,000, half of which was used to repay a loan of $30,000 owed to the Company. Mr. Cloughley agreed not to accept employment either directly or as a consultant with a direct competitor of the Company for a period of no less than two years following his termination. Mr. Cloughley rejoined the Company on October 28, 1999.

                     In April 1999, C. Richard Bagshaw's employment terminated. Mr. Bagshaw received current salary continuation for a period of twelve months from the date of termination in accordance with the terms of his Employment Agreement, dated November 26, 1997.

                     The Company has a change in control agreement in effect with Mr. Hackett. The agreement provides that if, within three years after certain "changes of control" (as defined in the agreement, including an acquisition of 40% or more of the combined voting power of the outstanding stock of the Company, a substantial change in the composition of the Board not approved by "continuing directors," or certain mergers or sales involving the Company), the executive's employment with the Company is terminated by the Company other than for "cause," death or disability, or by the executive for "good reason" (all as defined in the agreement), the executive would be entitled to receive, subject to certain limitations, a lump sum cash payment and health insurance benefits for three years following termination of employment, having an aggregate value equal to 2.99 times the total of average annual compensation and cost of employee benefits for the executive for the five years prior to the change of control, subject to a maximum amount equal of the Company's permitted deduction under Section 280G of the Internal Revenue Code. The agreement is subject to being extended automatically from year to year unless the Company gives at least fifteen months' prior notice of its election not to extend the term.

                     On November 13, 1998, Jesse L. Upchurch became the owner of securities representing over 40% of the combined voting power of the Company's outstanding securities. For purposes of the change in control agreement in effect with Mr. Hackett, a change in control is deemed to have occurred at that time. No payments were made to Mr. Hackett since that time pursuant to the agreements because the events that would trigger any such payments have not occurred. For purposes of the Company's employee benefit plans, a change of control has not been deemed to have occurred.

                 REPORT OF COMMITTEES ON EXECUTIVE COMPENSATION

                     The Company's executive compensation program is designed to retain and fairly compensate its company executives and to motivate them to maximize Base Ten's financial performance. The compensation program consists of three key elements: a base salary, an annual incentive bonus, and periodic grants of stock options.

                     Base  Ten's   compensation   policies  for  its   executive
officers, including its chief executive officer, are administered by the Compensation Committee or, as to the grant of stock options, by the Board or in certain instances by a specifically designated committee of the Board.

                     Base Salary. Base salaries of the executive officers, including the Chief Executive Officer (the "CEO"), were established at the beginning of the fiscal year based on the Compensation Committee's assessment of
(i) the overall performance of the CEO and the recommendations of the CEO on officers other than himself, (ii) the nature of the position and responsibilities of the CEO and each of the other individuals, (iii) the contribution, experience and relative importance of the executive officers to the Company, (iv) executive salaries at comparable public and private manufacturing companies and (v) the Company's financial condition as well as the Company's financial performance and success in meeting its strategic plans. In making its determinations, the Compensation Committee does not assign any specific weight to any of the foregoing factors and does not affirmatively target such base salaries at any particular percentile range in relation to any other group of comparable companies, but rather considers the entire mix of factors in the aggregate and makes a subjective determination of what it considers to be appropriate salary levels. In assessing the base salary of each of the CEO and the other named executive officers, the Committee has also given consideration over the past several years to the substantial changes which have been made in the nature of the Company's business and strategic direction, and in particular the significant change from primarily a defense industry business to a software and technology company. The compensation for Mr. Cloughley was reviewed by the Compensation Committee prior to the commencement of Mr. Cloughley's employment as CEO on October 28, 1999.

                     Annual Bonus. Each executive officer, including the CEO, is eligible for an annual incentive bonus based on achievement of certain results. Once results are achieved, a percentage of base salary is awarded.

                     The particular percentage awarded to each executive officer, including the CEO, is established by the Compensation Committee at the beginning of each fiscal year based upon the Committee's assessment of (i) the factors employed to determine base salaries and (ii) the Compensation Committee's general view (determined without survey data) of the competitiveness of the executive officer's total compensation, including both base salary and stock options. In making its determination, the Compensation Committee does not assign any specific weight to any of the foregoing factors, but rather subjectively considers the entire mix of factors in the aggregate. Accordingly, the annual incentive bonus awarded to an executive officer may vary from year to year. See Summary Compensation Table under the heading "Bonus."

                     Stock Options. Like annual incentive bonuses, awards of stock options to executive officers, including the CEO, are intended to align an officer's interests with shareholder returns and the Company's stock market performance. Options are granted to the CEO and the other named executive officers from time to time, but not necessarily annually, based on an assessment of (i) the factors employed to determine annual incentive bonuses but without regard to cost containment considerations and (ii) the amount and terms of stock options already held by the executive officer. In making awards, no specific weight is assigned to any of the foregoing factors, but rather the entire mix of factors in the aggregate is subjectively considered. In fiscal 1999, the Board awarded Mr. Cloughley options to purchase 55,000 shares of Class A Common Stock at an exercise price of $1.00 per share. Stock Options granted to executive officers during fiscal 1999 are set forth in the Summary Compensation Table under the heading "Awards - Securities Underlying Options/SARs" and in the table captioned "Option/SAR Grants in Last Fiscal Year and Interim Period."

                     IRC Section 162(m). Section 162(m) of the Internal Revenue Code limits the tax deduction for any compensation in excess of $1 million for compensation paid to the CEO or any of the other Named Executive Officers included in the Summary Compensation Table, unless certain requirements are met. The Company does not currently believe that present compensation would be subject to such limitations and it is the Compensation Committee's present intention to comply with the limits and requirements of Section 162(m). The Compensation Committee will continue to review this matter.

                                Compensation Committee



                                J. C. Rhineberger

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                     In fiscal year 1999, the Company's Compensation Committee consisted of John Rhineberger, Alexander Adelson and David Batten. None of Messrs. Rhineberger, Adelson or Batten were executive officers of the Company during fiscal 1999.

                     In connection with the May 1, 1997 creation of the uPACS, LLC (the "LLC") whereby the Company became the minority owner of this limited liability company, Mr. Adelson received a fee of $30,000 from the LLC. Mr. Adelson will be entitled to receive, from the LLC, 1% of revenues generated by the LLC up to the first $45 million in revenues, in consideration of his services in establishing the LLC and in obtaining the capital funding therefor. No payments were made to Mr. Adelson under this arrangement in fiscal 1999.

                     Effective June 9, 1997, the Company and RTS Research Lab, Inc., a corporation of which Mr. Adelson is the sole owner and principal ("RTS"), entered into a consulting agreement with the Company which replaced and superseded earlier financial/investment advisory and consulting agreements between the Company and Mr. Adelson. Under the consulting agreement, Mr. Adelson, through RTS ("Consultant"), would, for a three year term, provide investor relations and investor advisory services to the Company, including providing services as a liaison with the investment community on behalf of the Company, assisting in developing marketing strategies in connection with the Company's Medical Technology business and the Company's manufacturing execution systems products, and assisting in developing and marketing the uPACS(TM) technology, for which Consultant will receive $257,500 per annum over the term of the agreement (which, upon mutual agreement of the parties, may alternatively be satisfied by issuance of options for Class A Common Stock at a rate of an option for one share of stock for each $200 of compensation) plus an expense reimbursement and, subject to shareholder approval, a warrant for 9,000 shares of Class A Common Stock exercisable in three equal installments on each of the three anniversary dates of the agreement, at an exercise price equal to $50.00, the market price of the stock on the date of grant. In addition, in the event that Consultant, with prior Board approval, is successful during the three year term of the agreement in arranging for additional capital financing for the Company or in successfully assisting in consummating one or more acquisitions, Consultant is entitled to receive in connection with any such financing, a success fee of 1% of the net proceeds plus a warrant for Class A Common Stock equal to one warrant for each $200 of net proceeds, and in connection with any such acquisition, a success fee equal to 1/2% of the fair market value of the net consideration paid by the Company in such acquisition. If approved in advance by the Board of Directors, the Consultant would receive a success fee of $100,000 on the sale of the Company or one of its divisions. In no case will Consultant be entitled to more than $200,000 in success fees in any eighteen-month period over the term of the agreement. The total fee paid to Mr. Adelson under this consulting agreement in fiscal 1999 was $193,500, plus expenses of approximately $2,100. The agreement was terminated on September 30, 1998. The agreement provided for a termination payment equal to one year's fee of $257,500, which was accrued in the fourth quarter of 1998 and paid in full by April 1999.

                     In connection with the Company's $19 million private placement of Series A Preferred Stock which was consummated in December 1997, Mr. Adelson received a financial advisory fee of $190,000, plus warrants to purchase 9,375 shares of Class A Common Stock, exercisable at $62.50 per share, the market price of Class A Common Stock as of the closing of the initial $9.375 million of such Series A Preferred Stock on December 4, 1997, and a warrant to purchase 9,625 shares of Class A Common Stock, exercisable at $51.55 per share, the market price of Class A Common Stock on the closing of the balance of such private placement on December 31, 1997.

                                PERFORMANCE GRAPH

                     The following graph shows changes over the past five years in the value of $100 invested on November 1, 1994 in the Company's Class A Common Stock, the NASDAQ Market Index, MG Industry Group 821 and assumes that all dividends were reinvested. MG Industry Group 821, Application Software, Information Technology and Services, Media General Financial Services, P.O. Box 85333, Richmond, Virginia 23293 and is accessible through publications such as Industriscope and computer databases such as Dialog and Dow Jones News Retrieval. MG Industry Group 821 includes both the Company's Class A Common Stock and Class B Common Stock.


                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
               AMONG BASE TEN SYSTEMS, INC. CLASS A COMMON STOCK,
                   MG GROUP INDEX 821 AND NASDAQ MARKET INDEX


------------------------- ----------- ------------ ------------ ---------- ----------- ----------- ----------
                          11/1/94        10/31/95     10/31/96    10/31/97   10/31/98     12/31/98   12/31/99
                          ----------- ------------ ------------ ---------- ----------- ----------- ----------
Base Ten - Class A          100           146.46       133.86      182.68      37.40       40.94       5.98

MG Industry Group 821       100           148.52       190.74      285.59     369.24       476.32     911.35

NASDAQ Market Index         100           118.62       139.30      182.56     206.42       256.99     453.26


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                     In connection with the formation of the LLC, Jesse L. Upchurch, a principal shareholder of the Company, contributed $3,000,000 to fund required further development of the uPACSTM technology. The Company holds a 9% interest in the LLC and Mr. Upchurch holds a 91% interest in the LLC. The Company's percentage interest in the LLC will increase if distributions to Mr. Upchurch reach a certain level. No payments were made to Mr. Upchurch under this arrangement in fiscal 1999. For services rendered in connection with the formation of the LLC, Andrew Garrett, Inc. received a commission in the amount of $90,000 from the LLC. Mr. Drew Sycoff, a principal of Andrew Garrett, Inc., is entitled to receive an amount equal to 37% of certain royalties from the LLC pursuant to a License and Service Agreement between the Company and the LLC dated as of May 1, 1997. No payments were made to Mr. Sycoff under this arrangement in fiscal 1999.

                     The Company and Alexander Adelson, a director of the Company and a member of the Company's Compensation Committee during fiscal year 1999, were involved in several transactions in which Mr. Adelson had a direct or indirect material interest. See "Compensation Committee Interlocks and Insider Participation" for a more detailed description of these transactions.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS


                     PricewaterhouseCoopers LLP, independent certified public accountants, is the Company's auditors for the 1999 fiscal year. During the Company's two most recent fiscal years and the subsequent interim period preceding March 13, 1998, neither the Company, nor anyone acting on the Company's behalf, consulted with PricewaterhouseCoopers regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by PricewaterhouseCoopers; or matters which would require disclosure pursuant to Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K.

                     PricewaterhouseCoopers will be represented at the Annual Meeting. PricewaterhouseCoopers will have the opportunity to make a statement if they so desire and their representatives are expected to be available to respond to appropriate questions at the Annual Meeting.

                     On March 3, 1998, the Company determined that it would no longer utilize the services of Deloitte & Touche LLP as the principal accountant to audit the Registrant's financial statements. The reports of Deloitte & Touche on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. The decision to dismiss Deloitte & Touche was approved by the Company's Board of Directors

                     During the two most recent fiscal years and the subsequent interim period preceding March 3, 1998, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte & Touche's satisfaction, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement in connection with its report. During the two most recent fiscal years and the subsequent interim period preceding March 3, 1998, Deloitte & Touche did not advise the Company of any matters set forth in Item 304(a)(1)(v) of Regulation S-K. Deloitte & Touche furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agreed with this disclosure, which was filed as an exhibit to the Company's Current Report on Form 8-K, dated March 3, 1998.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                     Section  16(a)  of the  Securities  Exchange  Act  of  1934
requires the Company's executive officers and directors to file reports regarding ownership of the Company's common stock with the SEC and to furnish the Company with copies of all such filings. Based on a review of these filings the Company believes that all filings were timely made.


                                  OTHER MATTERS

                     The Board of Directors does not know of any matters to be presented for action at the Annual Meeting other than those listed in the Notice of Annual Meeting and referred to herein. If any other matters properly come before the Annual Meeting, it is intended that the proxy solicited hereby will be voted in accordance with the recommendation of the Board of Directors, or if there is no such recommendation, in the discretion of the proxy committee.


                             SHAREHOLDERS' PROPOSALS

                     Shareholders, upon written request to the Secretary of Base Ten Systems, Inc., One Electronics Drive, P.O. Box 3151, Trenton, NJ 08619, may receive, without charge, a copy of the Company's Annual Report on Form 10-K, as amended, including the financial statements and schedules included therein, required to be filed with the Securities and Exchange Commission for the Company's fiscal year ended December 31, 1999.



                     Any shareholder proposals which meet the requirements of the Securities and Exchange Commission Proxy Rules and intended to be included in proxy material for consideration at the Company's 2001 Annual Meeting of Shareholders, must be received by the Secretary of the Company not later than January 17, 2001.


By order of the Board of Directors,



WILLIAM F. HACKETT
Secretary
May 17, 2000

                                    EXHIBIT A


                             BASE TEN SYSTEMS, INC.
                     1998 STOCK OPTION AND STOCK AWARD PLAN


1.         Purpose

                     The purpose of this Base Ten Systems, Inc. 1998 Stock Option and Stock Award Plan (the "Plan") is to encourage and enable selected officers and other key employees of Base Ten Systems Inc. (the "Company") and its subsidiaries to acquire a proprietary interest in the Company through the ownership of Class A Common Stock ("Common Stock") of the Company. Such ownership will provide such employees with a more direct stake in the future welfare of the Company and encourage them to remain with the Company and its subsidiaries. It is also expected that the Plan will encourage qualified persons to seek and accept employment with the Company and its subsidiaries. Pursuant to the Plan, such employees will be offered the opportunity to acquire such Common Stock through the grant of options, the award of restricted stock under the Plan, bonuses payable in stock, or a combination thereof.

                     As used herein, the term "subsidiary" shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

2.         Administration of the Plan

                     The Plan shall be administered by the Board of Directors of the Company or a Compensation Committee as appointed from time to time by the Board of Directors of the Company ("Board"), which Compensation Committee shall consist solely of not less than two (2) members of the Board qualifying as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, as it may be amended from time to time (the "Exchange Act"); none of the members of the Compensation Committee shall be eligible to be granted options or awarded restricted stock under the Plan or receive bonuses payable in stock. No member of the Board of Directors shall be appointed to the Compensation Committee who has been granted an option, awarded restricted stock or received a bonus payment in stock under the Plan within one year prior to appointment. As used hereinafter the term "Committee" shall mean (i) the Board of Directors of the Company at all times that a Compensation Committee is not in existence or
(ii) the Compensation Committee at all times that a Compensation Committee is in existence.

                     In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretation and decision with regard to any question arising under the Plan made by the Committee shall be final and conclusive on all employees of the Company and its subsidiaries participating or eligible to participate in the Plan. The Committee may consult with counsel, who may be of counsel to the Company, and the Committee shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

                     The Committee shall determine the employees to whom, and the time or times at which, grants or awards shall be made and the number of shares to be included in the grants or awards.

                     Each option granted pursuant to the Plan shall be evidenced by an Option Agreement (the "Agreement"). The Agreement shall not be a precondition to the granting of options; however, no person shall have any rights under any option granted under the Plan unless and until the optionee to whom such option shall have been granted shall have executed and delivered to the Company an Agreement. The Committee shall prescribe the form of the Agreement. A fully executed original of the Agreement shall be provided to both the Company and the optionee.

3.         Shares of Stock Subject to the Plan

                     The total number of shares that may be optioned or awarded under the Plan is 1,100,000 shares of Common Stock plus an additional amount of shares on May 1 each year, from May 1, 1999 to May 1, 2007, inclusive, equal to one percent (1%) of the number of shares of Common Stock outstanding on the immediately preceding April 30 (the "Additional Annual Increment"), of which (i) 30,000 shares plus shares equal to twenty percent (20%) of each Additional Annual Increment may be awarded as restricted stock and (ii) no more than 900,000 shares may be awarded as Incentive Stock Options, as defined in Section 422 of the Code, except that, notwithstanding any of the foregoing limitations set forth in this Paragraph 3, said numbers of shares shall be adjusted as provided in Paragraph 12. Any shares subject to an option which for any reason expires or is terminated unexercised and any restricted stock which is forfeited may again be optioned or awarded under the Plan; provided, however, that forfeited shares shall not be available for further awards if the employee has realized any benefits of ownership from such shares. Shares subject to the Plan may be either authorized and unissued shares or issued shares acquired by the Company or its subsidiaries.

4.         Eligibility

                     Key employees, including officers, of the Company and its subsidiaries (but excluding members of the Committee), are eligible to be granted options and awarded restricted stock under the Plan and to have their bonuses payable in stock. The employees who shall receive awards or options under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the award or awards and by the options or options granted to each such employee selected.

5.         Duration of the Plan

                     The Plan shall terminate upon the earlier of the following dates or events to occur:

                     (a) upon the adoption of a resolution of the Board terminating the Plan; or

                     (b) ten years from the date of adoption of the Plan by the Board; or

                     (c) the date all shares of Common Stock subject to the Plan shall have been purchased according to the Plan's provisions.

                     No such termination of the Plan shall affect the rights of any participant hereunder and all options previously granted and restricted stock and stock bonus awarded hereunder shall continue in force and in operation after the termination of the Plan, except as they may be otherwise terminated in accordance with the terms of the Plan.

6.         Terms and Conditions of Stock Options

                     All options granted under this Plan shall be either Incentive Stock Options as defined in Section 422 of the Code or options other than Incentive Stock Options. Each such option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine.

                     (a) The option price per share shall be determined by the Committee. However, the option price shall not be less than 100% of the fair market value at the time the option is granted. The fair market value shall be the closing price of the Common Stock as reported on NASDAQ for the day on which the option is granted. In the event that the method for determining the fair market value of the shares provided for in this Paragraph 6(a) shall not for any reason be practicable, then the fair market value per share shall be determined by such other reasonable method as the Committee shall, in its discretion, select and apply at the time of grant of the option concerned.

                     (b) Each option shall be exercisable during and over such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the option.

                     (c) No option shall be exercisable prior to the expiration of the period specified by the Committee at the time of grant (the "vesting period"), which period shall not be less than six (6) months, except as provided in Paragraphs 6(j), 9 and 12 of the Plan.

                     (d) Each option shall state whether it will or will not be treated as an Incentive Stock Option.

                     (e) Each option may be exercised by giving written notice to the Company specifying the number of shares to be purchased, which shall be accompanied by payment in full including applicable taxes, if any. Payment shall be (i) in cash, or (ii) in shares of Common Stock of the Company already owned by the optionee (the value of such stock shall be its fair market value on the date of exercise as determined under Paragraph 6(a), or (iii) by a combination of cash and shares of Common Stock of the Company. No option shall be exercised for less than the lesser of 50 shares or the full number of shares for which the option is then exercisable. No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares subject to his option until he has given written notice of exercise of his option and paid in full for such shares. Tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the optionee pursuant to procedures approved by the Committee. In no event shall Common Stock be delivered to any optionee until he has paid to the Company in cash the amount of tax required to be withheld by the Company or has elected to have his tax withholding obligations met by the withholding of Common Stock in accordance with the procedures approved by the Committee, except that in the case of later tax dates under Section 83 of the Code, the Company may deliver Common Stock prior to the optionee's satisfaction of tax withholding obligations if the optionee makes arrangements satisfactory to the Company that such obligations will be met on the applicable tax date.

                     (f) Notwithstanding the foregoing Paragraph 6(e) of the Plan, each option granted hereunder may provide, or be amended to provide, the right either (i) to exercise such option in whole or in part without any payment of the option price, or (ii) to request the Committee to permit, in its sole discretion, such exercise without any payment of the option price. If an option is exercised without a payment of the option price, the optionee shall be entitled to receive that number of whole shares as is determined by dividing (a) an amount equal to the fair market value per share on the date of exercise as determined under Paragraph 6(a) into (b) an amount equal to the excess of the total fair market value of the shares on such date as so determined with respect to which the option is being exercised over the total cash purchase price of such shares as set forth in the option. Fractional shares will be rounded to the next lowest number and the optionee will receive cash in lieu thereof. At the sole discretion of the Committee, or as specified in the option, the settlement of all or part of an optionee's rights under this Paragraph 6(f) may be made in cash in an amount equal to the fair market value of the shares otherwise payable hereunder. The number of shares with respect to which any option is exercised under this Paragraph 6(f) shall reduce the number of shares thereafter available for exercise under the option, and such shares thereafter may not again be optioned under the Plan.

                     (g) Each option may provide, or be amended to provide, that the optionee may exercise the option without payment of the option price by delivery to the Company of an exercise notice and irrevocable instructions to deliver shares of Common Stock directly to the brokerage firm named therein in exchange for payment of the option price and withholding taxes by such brokerage firm to the Company.

                     (h) If an optionee's employment by the Company or a subsidiary terminates by reason of his retirement under a retirement plan of the Company or a subsidiary, his option may thereafter be exercised whenever the vesting period has elapsed until the expiration of the stated period of the option; provided, however, that if the optionee dies after such termination of employment, any unexercised option may thereafter be immediately exercised in full by the legal representative of his estate or by the legatee of the optionee under his last will until the expiration of the stated period of the option; provided, further, that any right granted to such an optionee pursuant to Paragraph 6(f) of the Plan, shall terminate on the date of such termination of employment.

                     (i) If an optionee's employment by the Company or a subsidiary terminates by reason of permanent disability, as determined by the Committee, his option may thereafter be exercised whenever the vesting period has elapsed until the expiration of the stated period of the option; provided, however, that if the optionee dies after such termination of employment, any unexercised option may thereafter be immediately exercised in full by the legal representative of his estate or by the legatee of the optionee under his last will until the expiration of the stated period of the option; provided, further, that any right granted to such an optionee pursuant to Paragraph 6(f) of the Plan, shall terminate on the date of such termination of employment.

                     (j) If an optionee's employment by the Company or a subsidiary terminates by reason of his death, his option may thereafter be immediately exercised in full by the legal representative of his estate or by the legatee of the optionee under his last will until the expiration of the stated period of the option; provided, however, that any right granted to such an optionee pursuant to Paragraph 6(f) of the Plan, shall terminate on the date of his death.

                     (k) Unless otherwise determined by the Committee, if an optionee's employment terminates for any reason other than death, retirement or permanent disability, his option shall thereupon terminate.

                     (l) The option by its terms shall be personal and shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by him.

                     (m) Notwithstanding any intent to grant Incentive Stock Options, an option granted will not be considered an Incentive Stock Option to the extent that it together with any earlier Incentive Stock Options permits the exercise for the first time in any calendar year of more than $100,000 in value of Common Stock (determined at the time of grant).

                     (n) In the event any option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased optionee, the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representative of the deceased optionee's estate or the proper legatees or distributees thereof.

                     (o) No Incentive Stock Option shall be granted to an employee who owns immediately before the grant of such option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. This restriction does not apply if, at the time such Incentive Stock Option is granted, the option price is at least 110% of the fair market value of one share of Common Stock, as determined in Paragraph 6(a), on the date of grant and the Incentive Stock Option by its terms is not exercisable after the expiration of five years from the date of grant.

7.         Terms and Conditions of Restricted Stock Awards

                     All awards of restricted stock under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine.

                     (a) Awards of restricted stock may be in addition to or in lieu of option grants.

                     (b) During a period set by the Committee at the time of each award of restricted stock (the "restriction period"), the recipient shall not be permitted to sell, transfer, pledge, or assign the shares of restricted stock.

                     (c) Shares of restricted stock shall become free of all restrictions if the recipient dies or his employment terminates by reason of permanent disability, as determined by the Committee, during the restriction period and, to the extent set by the Committee at the time of the award or later, if the recipient retires under a retirement plan of the Company or a subsidiary during such period. The Committee may require medical evidence of permanent disability, including medical examinations by physician(s) selected by it. If the Committee determines that any such recipient is not permanently disabled or that a retiree's restricted stock is not to become free of restrictions, the restricted stock held by either such recipient, as the case may be, shall be forfeited and revert to the Company. (d) Shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of employment during the restriction period for any reason other than death, permanent disability or retirement under a retirement plan of the Company or a subsidiary except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interest of the Company and, therefore, affirmatively waives in writing all or part of the application of this provision to the restricted stock held by such recipient.

                     (e) Stock certificates for restricted stock shall be registered in the name of the recipient but shall be appropriately legended and returned to the Company by the recipient, together with a stock power, endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

                     (f) Restricted stock shall become free of the foregoing restrictions upon expiration of the applicable restriction period and the Company shall deliver Common Stock certificates evidencing such stock.

                     (g) Recipients of restricted stock shall be required to pay taxes to the Company upon the expiration of restriction periods or such earlier dates as elected pursuant to Section 83 of the Code; provided, however, tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the recipient pursuant to procedures approved by the Committee. In no event shall Common Stock be delivered to any awardee until he has paid to the Company in cash the amount of tax required to be withheld by the Company or has elected to have his withholding obligations met by the withholding of Common Stock in accordance with the procedures approved by the Committee.

8.         Bonuses Payable in Stock

                     In lieu of cash bonuses otherwise payable under the Company's compensation practices to employees eligible to participate in the Plan, the Committee, in its sole discretion, may determine that such bonuses shall be payable in stock or partly in stock and partly in cash. Such bonuses shall be in consideration of services previously performed and shall consist of shares of Common Stock free of any restrictions imposed by the Plan. The number of shares of Common Stock payable in lieu of an amount of each bonus otherwise payable shall be determined by dividing such amount by the fair market value of one share of Common Stock on the date the bonus is payable, with the fair market value determined in accordance with Paragraph 6(a). The Company shall withhold from any such bonus an amount of cash sufficient to meet its tax withholding obligations.

9.         Limited Rights

                     Any option granted under the Plan may, at the discretion of the Committee, contain provisions for limited rights, as described herein. A limited right shall be exercisable upon the occurrence of an event specified in the option as an exercise event, and shall expire thirty (30) days after the occurrence of such event. Exercise events may include, at the discretion of the Committee and as specified in the option, consummation of a tender or exchange offer for at least 20% of the Company's Common Stock outstanding at the commencement of such offer or a proxy contest the result of which is the replacement of a majority of the members of the Company's Board of Directors, or consummation of a merger or reorganization of the Company in which the Company does not survive or in which the shareholders of the Company receive stock or securities of another corporation or cash, or a liquidation or dissolution of the Company or other similar events. Limited rights shall permit optionees to receive in cash either (i) the highest market price per share for each share covered by an option, without regard to the date on which the option otherwise would be exercisable, which the Company's Common Stock traded on NASDAQ for the sixty days immediately preceding the exercise event or (ii) if provided by the Committee in its discretion at the time of grant, the highest market price per share for each share covered by the option which the Company's Common Stock traded on NASDAQ on the date of exercise, less the option price per share specified in the option. In the event the exercise event is consummation of a tender or exchange offer, the value per share set by the tenderor or offeror shall be substituted for the highest market price per share provided in clause
(i) in the preceding sentence. Limited rights shall not extend the exercise period of any option and, to the extent exercised, shall reduce the shares of Common Stock available under the Plan and the shares of Common Stock covered by the options to which the limited rights relate.

10.        Transfer, Leave of Absence, Etc.

                     For the purpose of the Plan: (a) a transfer of an employee from the Company to a subsidiary, or vice versa, or from one subsidiary to another, and (b) a leave of absence, duly authorized in writing by the Company, shall not be deemed a termination of employment.

11.        Rights of Employees

                     (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan.

                     (b) Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the service of the Company or its subsidiaries.

12.        Changes in Capital

                     Upon changes in the Common Stock by a stock dividend, extraordinary dividend payable in cash or property, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not the Company is a surviving corporation), combination or exchange of shares, separation, reorganization or liquidation, the number and class of shares available under the Plan as to which stock options and restricted stock may be awarded, the number and class of shares under each option or award and the option price per share shall be correspondingly adjusted by the Committee, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options; provided, however, no such adjustments shall be made in the case of stock dividends aggregating in any fiscal year of the Company not more than 5% of the Common Stock issued and outstanding at the beginning of such year or in the case of one or more splits, subdivisions or combinations of the Common Stock during any fiscal year of the Company resulting in an increase or decrease of not more than 5% of the Common Stock issued and outstanding at the beginning of such year.

                     In the event of a "Change of Control of the Company" (as hereinafter defined) (i) all restrictions on restricted stock previously awarded to recipients under the Plan shall lapse and (ii) all stock options and stock appreciation rights which are outstanding shall become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in the Plan, the options or the rights. Further, in the event of a Change in Control of the Company, the Committee may determine that the options shall be adjusted and make such adjustments by substituting for Common Stock subject to options, stock or other securities of any successor corporation to the Company that may be issuable by another corporation that is a party to such Change in Control of the Company if such stock or other securities are publicly traded or, if such stock or other securities are not publicly traded, by substituting stock or other securities of a parent or affiliate of such corporation if the stock or other securities of such parent or affiliate are publicly traded, in which event the aggregate option price shall remain the same and the amount of shares or other securities subject to options shall be the amount of shares or other securities which could have been purchased on the day of the Change in Control of the Company with the proceeds which would have been received by the optionee if the option had been exercised in full prior to such Change in Control of the Company and the optionee had exchanged all of such shares in the Change in Control transaction. No optionee shall have any right to prevent the consummation of any of the foregoing acts affecting the number of shares available to the optionee.

                     For purposes of the foregoing, a "Change in Control of the Company" shall be deemed to have occurred upon the occurrence of one of the following events:

                     (a) "any person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any employee benefit plan sponsored by the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes (other than pursuant to a transaction which is deemed to be a "Non-Qualifying Transaction" under Subsection 12(c)) the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board of Directors of the Company (the "Company Voting Securities"); or

                     (b) individuals who, on January 31, 1998, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person becoming a director subsequent to January 31, 1998, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors of the Company (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors (including without limitation in order to settle any such contest) or any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board of Directors of the Company shall be an Incumbent Director; or

                     (c) the stockholders of the Company approve a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires such approval, whether for such transaction or the issuance of securities in the transaction (a "Business Combination"), unless immediately following such Business Combination:
                               (i) more  than 50% of the total  voting  power of
                               (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), will be represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination),
                               (ii) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation) will be or becomes the beneficial owner, directly or indirectly, of 25 % or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent
                               Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the approval of the Board of Directors of the Company of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i),
                               (ii) and (iii) above shall be deemed to be a "Non-Qualifying Transaction"); or

                     (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                     Anything contained herein to the contrary notwithstanding, a Change in Control of the Company shall be deemed not to have occurred with respect to any optionee who participates as an investor in the acquiring entity (which shall include the Parent Corporation) in any such Change in Control transaction unless such acquiring entity is a publicly-traded corporation and the optionee's interest in such acquiring entity immediately prior to the acquisition constitutes less than one percent (1 %) of both (1) the combined voting power of such entity's outstanding securities and (2) the aggregate fair market value of such entity's outstanding equity securities. For this purpose the optionee's interest in any equity securities shall include any such interest of which such optionee is a beneficial owner.

13.        Use of Proceeds

                     Proceeds from the sale of shares pursuant to options granted under this Plan shall constitute general funds of the Company.

14.        Amendments

                     The Board of Directors may amend, alter or discontinue the Plan, including without limitation any amendment considered to be advisable by reason of changes to the United States Internal Revenue Code, but no amendment, alteration or discontinuation shall be made which would impair the rights of any holder of an award of restricted stock or option or stock bonus theretofore granted, without his consent, or which, without the approval of the shareholders, would:

                     (a) except as is provided in Paragraph 12 of the Plan, increase the total number of shares reserved for the purpose of the Plan.

                     (b) except as is provided in Paragraphs 6(f) and 12 of the Plan, decrease the option price of an option to less than 100% of the fair market value on the date of the granting of the option.

                     (c) change the class of persons eligible to receive an award of restricted stock or options under the Plan; or

                     (d) extend the duration of the Plan.

                     The Committee may amend the terms of any award of restricted stock or option theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without his consent.

15.        Miscellaneous Provisions

                     (a) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares upon exercise of any option under the Plan.

                     (b) It is understood that the Committee may, at any time and from time to time after the granting of an option or the award of restricted stock or bonuses payable in Common Stock hereunder, specify such additional terms, conditions and restrictions with respect to such option or stock as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, but not limited to, terms, restrictions and conditions for compliance with federal and state securities laws and methods of withholding or providing for the payment of required taxes.

                     (c) If at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no option or stock appreciation right may be exercised or restricted stock or stock bonus may be transferred in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee. (d) The Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.

16.        Limits of Liability

                     (a) Any liability of the Company or a subsidiary of the Company to any Participant with respect to an option or stock or other award shall be based solely upon contractual obligations created by the Plan and the Agreement.

                     (b) Neither the Company nor a subsidiary of the Company, nor any member of the Committee or the Board, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

                                    EXHIBIT B

                             BASE TEN SYSTEMS, INC.
                          DIRECTORS' STOCK OPTION PLAN
1.         Purpose

           The purpose of the Base Ten Systems, Inc. Directors' Stock Option Plan (the "Plan") is to encourage non-employee directors who are not employees of Base Ten Systems, Inc. (the "Company") to acquire a proprietary interest in the future of the Company through the ownership of the Class A Common Stock of the Company ("Common Stock"). It is also expected that the Plan will encourage qualified persons to serve as directors of the Company.

2.         Administration of the Plan

           The Plan shall be  administered  by the  Compensation  Committee (the
"Committee") of the Board of Directors of the Company (the "Board"). In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretation and decision with regard to any question arising under the Plan made by the Committee shall be final and conclusive on all directors participating or eligible to participate in the Plan.

           Notwithstanding the foregoing, the determination of the directors to whom, and the time or times at which, options shall be granted and the number of shares of Common Stock to be included in the grants shall be made by the Board.

3.         Shares of Stock Subject to the Plan

           The total number of shares that may be issued pursuant to options granted under the Plan is 340,000 shares of Common Stock, subject to adjustment as provided in Paragraph 7. Any shares subject to an option, which for any reason expires or is terminated unexercised may again be subject to an option under the Plan.

4.         Eligibility

           Directors who are not employees of the Company or any of its subsidiaries (including members of the Committee) are eligible to be granted options under the Plan. The directors who shall receive options under the Plan shall be selected from time to time by the Board and the Board shall determine the number of shares to be covered by the option granted to each such director.

5.         Duration of the Plan

           The Plan is effective as of January 1, 1998. The Plan shall terminate upon the earliest of the following to occur: (a) the adoption of a resolution by the Board terminating the Plan, provided, however, that options then outstanding shall extend beyond such termination date; or (b) the date all shares of Common Stock subject to options are purchased or all unexercised options have expired.

6.         Terms and Conditions of Stock Options

           All options granted under this Plan shall be evidenced by an agreement between the Company and the optionee and shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and such other terms and conditions not inconsistent therewith as the Committee shall determine.

                     (a) The option price per share shall be determined by the Committee, but shall not be less than 100% of the fair market value of a share of Common Stock on the date the option is granted. The fair market value shall be the price for the Common Stock as reported for the day on which the option is granted. In the event that the method for determining the fair market value of the Common Stock provided for in this Paragraph 6 (a) shall not be practicable, then the fair market value per share shall be determined by such other reasonable method as the Committee shall, in its discretion, select and apply at the time of grant of the option concerned.

                     (b) Each option shall be exercisable during and over such period ending not later than ten years from the date it was granted, as may be determined by the Board and stated in the option grant agreement.

                     (c)       Options shall be immediately exercisable.

                     (d) Each option may be exercised by giving written notice to the Company specifying the number of shares to be purchased, which shall be accompanied by payment in full including applicable taxes, if any. Payment shall be (i) in cash, or (ii) in shares of Common Stock already owned by the optionee (the value of such Common Stock shall be its fair market value on the date of exercise as determined under Paragraph 6 (a)), or (iii) by a combination of cash and shares of Common Stock. No option shall be exercised for less than the lesser of 50 shares or the full number of shares for which the option is then exercisable. No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares of Common Stock subject to his option until he has given written notice of exercise of his option and paid in full for such shares.

                     (e) Each option may provide, or be amended to provide, that the optionee may exercise the option without payment of the option price by delivery to the Company of an exercise notice and irrevocable instructions to deliver shares of Common Stock directly to the brokerage firm named therein in exchange for payment of the option price by such brokerage firm to the Company.

                     (f) Upon an optionee's death, his option may thereafter be immediately exercised by the legal representative of his estate or by the legatee of the optionee under his last will until the expiration of the option.

                     (g) Except as otherwise  provided in this  paragraph (g) of
Section 6, the option by its terms shall be personal and shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the option shall be exercisable only by him. The Committee may, in its discretion, authorize any option to be on terms which permit transfer of all or a portion of such option to members of the optionee's immediate family or a trust or partnership, or similar vehicle, established solely for the benefit of, or the partners or members of which are solely, such family members, provided that the option grant agreement expressly permits such transferability and any transfer of such option shall be in accordance with any other terms, conditions, rules and limitations prescribed by the Committee and/or set forth in the applicable option grant agreement. Following the valid transfer of any such option, the transferred option shall continue to be subject to the same terms and conditions as were applicable to such option immediately prior to such transfer, provided that the transferee of such option shall be treated under the Plan and the applicable agreement as the optionee.

7.         Changes in Capital/Change in Control

           Upon changes in the Common Stock by a stock dividend, stock split, reverse split, subdivision, recapitalization, merger, consolidation (whether or not the Company is a surviving corporation), combination or exchange of shares, separation, reorganization or liquidation, the number and class of shares available under the Plan as to which options may be granted, the number and class of shares under each option and the option price per share shall be correspondingly adjusted by the Committee, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options; provided, however, no such adjustments shall be made in the case of stock dividends aggregating in any fiscal year of the Company not more than 5% of the Common Stock issued and outstanding at the beginning of such year or in the case of one or more splits, subdivisions or combinations of the Common Stock during any fiscal year of the Company resulting in an increase or decrease of not more than 5% of the Common Stock issued and outstanding at the beginning of such year.

           8.        Use of Proceeds

           Proceeds from the sale of shares pursuant to options granted under this Plan shall constitute general funds of the Company.

           9.        Amendments

           The Board may amend, alter or discontinue the Plan, including without limitation any amendment considered to be advisable by reason of changes to the Internal Revenue Code, but no amendment, alteration or discontinuation shall be made which would impair the rights of any holder of an option theretofore granted, without his consent, or which, without the approval of the shareholders, would:

                     (a) Except as is provided in Paragraph 7 of the Plan, increase the total number of shares reserved for the purpose of the Plan.

                     (b) Decrease the option price to less than 100% of the fair market value of a share of Common Stock on the date of the granting of the option.

           The Committee may amend the terms of any option heretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without his consent.

10.        Governing Law

           The Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.